Exhibit 10.2

FIRST AMENDMENT
TO
LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into this 17th day of September, 2014, among Stradivarius Highlands, LLC, a Colorado limited liability company (the “Landlord”), Bourbon Brothers Holding Company, LLC, a Colorado limited liability company whose address is 2 N. Cascade Ave., Ste. 1400, Colorado Springs, Co 80903 (“Original Tenant”), 53 Peaks Lone Tree, LLC, a Colorado limited liability company whose address is 2 N. Cascade Ave., Ste. 1400, Colorado Springs, Co 80903 (“Assignee”) and Bourbon Brothers Holding Corporation, a Colorado corporation whose address is 2 N. Cascade Ave., Ste. 1400, Colorado Springs, Co 80903 (“Guarantor”).

Recitals

A.
Landlord and Original Tenant are parties to that certain Lease Agreement dated July 9, 2014, pursuant to which Landlord agreed to lease to Original Tenant (which mistakenly used the name “Bourbon Brothers, LLC”) the premises located at 7431 Park Meadows Drive, Lone Tree, CO 80124.

B.
Section 1.16 of the Lease provides that the “Permitted Use” of the Lease is “solely as a restaurant, serving southern comfort food and BBQ.”  Original Tenant has requested that the Lease be amended to change the Permitted Use in accordance with this Amendment in order to facilitate the Assignment of the Lease to Assignee (as described in Recital C).

C.
Original Tenant desires to assign all of its interest in the Lease to Assignee in accordance with Section 15.1 of the Lease by execution of the Lease Assignment and Assumption attached hereto as Exhibit A (the “Assignment”), and Guarantor desires to issue to Landlord a guaranty in the form attached hereto as Exhibit B (the “Guaranty”) in order to induce Landlord to enter into this Amendment and consent to the Assignment.

D.
The parties desire to enter into this Amendment to change the Permitted Use, to correct Original Tenant’s name throughout the Lease, to document Landlord’s consent to the Assignment, and to obligate Guarantor to issue the Guaranty to Landlord.

Agreements

In consideration of the Recitals and the mutual promises and agreements of the parties, the parties hereto agree as follows:

1.	Capitalized Terms. Any capitalized term used in this Amendment and not otherwise defined herein shall have the meaning ascribed to it in the Lease.

2.
Identity of Tenant.  The parties hereto acknowledge that the Tenant under the Lease was and is intended to be Bourbon Brothers Holding Company, LLC, and that the parties to the Lease made a mutual mistake in listing the Tenant as Bourbon Brothers, LLC.  Bourbon Brothers, LLC is not and never was the Tenant under the Lease.  The Lease is hereby corrected by deleting all references to the Tenant as Bourbon Brothers, LLC and replacing them with “Bourbon Brothers Holding Company, LLC,” such that the Original Tenant hereunder is properly identified as the Tenant throughout the Lease, as amended hereby.  Furthermore, Original Tenant and Landlord hereby ratify, confirm and approve such correction, and Original Tenant hereby adopts and assumes all Tenant liabilities and obligations under the Lease (regardless of when such liabilities and obligations accrued) and agrees to fully perform the same in all respects.

3.
Assignment of Lease. Subject to Section 15.1 of the Lease, the Landlord hereby consents to the Assignment. Following the Assignment, Original Tenant shall have no rights under the Lease, but shall remain fully liable under the Lease and shall not be released from its obligations thereunder, and Assignee shall have all the rights and be fully liable for all obligations of Tenant under the Lease.  Neither Original Tenant nor Assignee shall further assign the Lease or otherwise transfer its interest to any person or entity except in strict accordance with the terms of the Lease, as amended.

4.	Permitted Use. Section 1.16 of the Lease is hereby deleted in its entirety and replaced with the following:

5.
Guaranty.  In consideration of Landlord’s agreement to consent to the Assignment and to enter into this Amendment, Guarantor shall execute and deliver to Landlord the Guaranty immediately upon execution of this Amendment.

6.
Construction; No Further Amendments.  Each reference in the Lease to “this Lease,” “hereunder,” “hereof,” “herein,” or any other word or words of similar import shall mean and be a reference to the Lease as amended hereby.  Except as amended by this Amendment, the Lease shall remain in full force and effect in accordance with the respective terms and conditions thereof.

7.
Counterparts.  This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument.  A facsimile or other electronic copy of a signature on this Amendment shall be acceptable as and deemed to be an original signature.

IN WITNESS WEHREOF, this Amendment is executed as of the day and year first written above.

LANDLORD:

Stradivarius Highlands, LLC,
a Colorado limited liability company

By: John Kelly Greene
Name: John Kelly Greene
Title: Manager

TENANT:

Bourbon Brothers Holding Company, LLC,
a Colorado limited liability company

By: Mitchell Roth
Name: Mitchell Roth
Title: President

ASSIGNEE:

53 Peaks Lone Tree, LLC,
a Colorado limited liability company

/s/ Shawn Owen
Shawn Owen, Manager

GUARANTOR:

Bourbon Brothers Holding Corporation,
a Colorado corporation

/s/ Mitchell Roth
Mitchell Roth, President